EXHIBIT 10.4

BUSINESS LINE OF CREDIT LOAN AGREEMENT

THIS AGREEMENT, made this 15th day of February, 2012, by and between Autosource Enterprises, Inc. (“Borrower”) a, Corporation organized under the laws of the State Pennsylvania, having its principal place of business at 7525 Frankford Avenue, Philadelphia, PA 19136; and Avangard Auto Finance, Inc. (“Bank”), a Pennsylvania Corporation with its principal office located at 2708 Commerce Way, #300, Philadelphia, PA 19154.

1. DEFINITIONS: In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings:

1.01. “Anti-Terrorism Statute” means any Law relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

1.02. “Blocked Person” means an individual or entity in one of the categories of persons set forth in 31 C.F.R. § 594.201(a)(1) through (4), as the same may be renewed, amended or replaced.

1.03. “G.A.A.P.” means, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

1.04. “Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.05. “Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Governmental Authority.

1.06. “Loan Document” means any agreement, application, or other document evidencing or securing all or any part of the Obligations, but does not include any Swap Agreements (as defined in 11 U.S.C. § 101).

1.07. “Obligor” means the Borrower and any other person or entity liable, either absolutely or contingently, for the payment of any Obligation as well as any person or entity granting the Bank a security interest in property to secure all or a portion of the Obligations.

1.08. “Obligations” means any and all indebtedness or other obligations of the Borrower to the Bank in any capacity, now existing or hereafter incurred, however created or evidenced, regardless of kind, class or form, whether direct, indirect, absolute or contingent including but not limited to obligations pursuant to any Swap Agreements, loan, overdraft, future advance, guaranty, endorsement, other assurance of payment or otherwise, whether joint or several, whether from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, together with all extensions, renewals and replacements thereof, and all interest, fees, charges, costs or expenses which accrue on or in connection with the foregoing, including any indebtedness or obligations (i) not yet outstanding but contracted for, or with regard to which any other commitment by the Bank exists; (ii) arising prior to, during or after any pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding; (iii) owed by the Borrower to others and which the Bank obtained, or may obtain, by assignment or otherwise; and (iv) payable under this Agreement or any Loan Document.

1.09. “Subordinated Debt” means all indebtedness of the Borrower which has been formally subordinated to payment and collection of the Obligations.

1.10. “Subsidiary” means any corporation or other business entity of which at least fifty percent (50%) of the voting stock or other ownership interest is owned by the Borrower directly or indirectly through one or more Subsidiaries. If the Borrower has no Subsidiaries, the provisions of this Agreement relating to the Subsidiaries shall be disregarded, without affecting the applicability of such provisions to the Borrower alone.

1.11. “USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

2. LOAN.

2.01. Amount. The Bank agrees, on the terms and conditions of this Agreement, to make a loan (hereinafter called individually the “Loan” and collectively the “Loans”) to the Borrower in the amount not exceeding Two Hundred and Fifty Thousand DOLLARS ($250,000.00) (the “Line of Credit”). Within the limit of the Line of Credit, the Bank may, at its sole discretion, lend to the Borrower any and all Loans secured by motor vehicles.

2.02. Floor Plan Agreement. The Line of Credit shall be evidenced by, subject to, and repaid in accordance with, the terms and conditions hereof and of a Floor Plan Agreement (“Note”), duly executed and delivered by the Borrower. The terms of the Note are incorporated herein by reference thereto.

2.03. Notice of Borrowing. The Borrower shall give the Bank at least one (1) business day’s (excluding Saturday) written notice (effective upon receipt) specifying the amount and date of each request for borrowing under the Line of Credit.

2.04. Manner of Borrowing. Upon the Bank’s approval of a request for an advance hereunder, the Bank shall make the payment to Borrower, as requested. Prior to or concurrently with the execution hereof, the Borrower shall certify to the Bank the individuals of the Borrower authorized to request advances, together with true signatures of such individuals, and the Bank may conclusively rely on such certification until it shall receive notice in writing to the contrary.

3. CONDITIONS OF LENDING.

3.01. Initial Loan. The obligation of the Bank to make the initial Loan is subject to the conditions precedent that the Bank shall have received on or before the date hereof all of the following collateral documents, as well as its own sole discretion, each in form and substance satisfactory to the Bank:

(a) This Note.

(b) Disclosure and Waiver of Rights Regarding Confession of Judgment.

(c) Surety Agreement

(d) Floor Plan Agreement

(g) Such other and further documents as may be required reasonably by the Bank in order to consummate the transactions contemplated hereunder, including but not limited to delivery to the Bank of written evidence of all policies of insurance required hereunder.

3.02. Each Loan. The obligation of the Bank to make each Loan hereunder (including the initial Loan) is subject to the Bank’s sole discretion.

4. REPRESENTATIONS AND WARRANTIES. In addition to the representations and warranties contained in any other Loan Document, the Borrower hereby makes the following representations and warranties which shall be true and correct on the date hereof and shall continue to be true and correct until the Loan shall have been paid in full:

4.01. Use of Proceeds. The proceeds of the Loan hereunder shall be used by the Borrower for business purposes, specifically purchasing specified motor vehicles.

4.02. Organization, Good Standing and Due Qualification. Each non-individual Borrower, Subsidiary, and Guarantor is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which the such entity was formed and is duly authorized to do business in each other jurisdiction in which such qualification is required. Each Borrower and Guarantor has the power and authority to own its assets and to transact the business in which it is now engaged.

4.03. Legally Enforceable Agreements. The Borrower and each Guarantor has the power to execute, deliver, and perform this Agreement and the other Loan Documents and when executed and delivered this Agreement and the other Loan Documents shall constitute valid and binding obligations of the Borrower and each Guarantor, as applicable, and shall be enforceable in accordance with their terms.

4.04. Compliance and Due Authorization. Each non-individual Borrower and Guarantor is in compliance with its certificate of incorporation, by-laws, partnership agreement, articles of organization, operating agreement or other applicable organizational or governing document as may be applicable to such entity depending on its organizational structure. The Borrower and each Guarantor is in compliance with each agreement to which it is a party or by which it or any of its assets is bound. The execution, delivery and performance of this Agreement and the other Loan Documents by each non-individual Borrower and Guarantor have been duly authorized by all organizational action required for the lawful creation and issuance of such Loan Documents.

4.05. Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents will not violate any provision of any indenture, agreement, or other instrument to which the Borrower or each Guarantor or any of its or their properties or assets are bound, and will not be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of said properties or assets.

4.06. Consents. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign is necessary to the valid execution and delivery by the Borrower of this Agreement and the other Loan Documents.

4.07. Financial Condition. The most recent financial statements of the Borrower and any Subsidiary or Guarantor delivered to the Bank are true and correct and represent fairly their financial position as of the date thereof and the results of their operations or affairs for the period indicated, and show all known liabilities, direct or contingent, of the Borrower and said Subsidiary or Guarantor as of the date thereof. Since the date of such financial statements, there has been no material adverse change in condition, financial or otherwise, of the Borrower or any Subsidiary or Guarantor or in their businesses and properties and since such date, Borrower and any Subsidiary or Guarantor have not incurred, other than in the ordinary course of business, any indebtedness, liabilities, obligations or commitments, contingent or otherwise, except as otherwise reported to the Bank in writing.

4.08. Litigation. Except as previously disclosed in writing to the Bank prior to the date hereof, there is no pending or threatened action or proceeding against or affecting the Borrower or any Subsidiary or Guarantor before any court, governmental agency, or arbitrator which may, in one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower or any Subsidiary or Guarantor or the ability of the Borrower or any Subsidiary or Guarantor to perform their obligations under any Loan Documents.

4.09. No Defaults and Outstanding Judgments or Orders. The Borrower and any Subsidiary or Guarantor have satisfied all judgments against them, or any of them, and neither the Borrower nor any Guarantor or Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

4.10. Operation of Business. The Borrower and any Subsidiary or Guarantor possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct their respective businesses substantially as now conducted or as presently proposed to be conducted, and neither the Borrower nor any Subsidiary or Guarantor is in violation of any valid rights of others with respect to any of the foregoing

4.11. Taxes. The Borrower and any Subsidiary or Guarantor have filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies due thereon, including interest and penalties.

4.12. Environment. The Borrower, any Subsidiary, and all Guarantors have duly complied with, and their businesses, operations, assets, equipment, property, leaseholds, or other facilities are in compliance with, the provisions of all federal, state, and local environmental, health, and safety Laws, codes and ordinances, and all rules and regulations promulgated thereunder. Neither the Borrower, any Subsidiary, nor any Guarantor of the Borrower has received notice of, or knows of, or suspects facts which might constitute a violation of any federal, state, or local environmental, health, or safety Laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Any subsequent failure by the Borrower, any Subsidiary, or any Guarantor of the Borrower to comply with any applicable environmental Laws, rules or regulations will result in a default of the Loan. The Borrower shall indemnify and hold the Bank harmless from and against all liability, directly or indirectly arising out of any environmental condition on or associated with or emanating from any property of the Borrower, any Subsidiary, or any Guarantor of the Borrower or out of the use, generation, storage, transportation, release or disposal of hazardous or regulated substances including, without limitation, the cost of any required or necessary abatement, repair, clean-up or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer to the Bank of title or operation of the property, to the full extent that such action is attributable, directly or indirectly, to any such environmental condition or to the use, generation, storage, transportation, release or disposal of any hazardous or regulated substances on any property of the Borrower, any Subsidiary, or any Guarantor of the Borrower. This indemnification shall survive the full repayment of the Loan.

4.13. Anti-Terrorism Laws. The Borrower is not in violation of any Anti-Terrorism Law nor does it engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. Neither the Borrower nor any of its Subsidiaries or agents acting or benefiting in any capacity in connection with the Loan or other transactions contemplated by this Agreement (i) is a Blocked Person, (ii) conducts any business with, or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (iii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

5. AFFIRMATIVE COVENANTS OF BORROWER. In addition to any other covenants contained in the Loan Documents, the Borrower hereby covenants and agrees that, so long as any part of the Loan is outstanding, the Borrower shall, except as the Bank may otherwise agree in writing:

5.01. Annual Financial Statements. Borrower agrees to furnish Bank within 120 days after the fiscal year end, financial statements including a balance sheet, profit and loss statement, tax returns, cash flow statements and projections and such financial information that the Bank may request from time to time. Financial Statements will be in a form acceptable to the Bank and will be prepared in reasonable detail and be in conformity with G.A.A.P. (Generally Accepted Accounting Procedures), applied on a basis consistent with that of the proceeding year. All

Statements shall be certified as to their correctness by the principal financial of the Borrower. Financial Statements shall be prepared by an independent certified public accountant(s) or other accountant acceptable to the Bank. Borrower agrees to permit direct discussion between Bank and the Borrower’s Certified Public Accountant or accountant at any time. Financial Statements will be prepared on Consolidated or Consolidating basis, as applicable.

5.02. Periodic Financial Statements and other Requested Information: Borrower agrees to furnish to the Bank, as the Bank may request, within 45 days after the end of each fiscal quarter, quarterly financial statements including but not limited to, a balance sheet, profit and loss statement and statement of cash flow statements, and other information about the Borrower’s operations, and financial affairs. All Statements shall be certified as to their correctness by the principal financial officer of the Borrower.

5.03. Taxes and Tax Returns. Duly pay and discharge all taxes, assessments and governmental charges levied upon or assessed against it, its properties, or its income prior to the date on which penalties are attached thereto, and within thirty (30) days from the date thereof, or upon payment, whichever is earlier, deliver to the Bank, if requested, a receipt from the applicable governmental authority evidencing said payment, unless and except to the extent only that such taxes, assessments and charges shall be contested in good faith by appropriate proceedings diligently conducted by Borrower (unless and until foreclosure, distraint, sale or other similar proceedings shall have been commenced) and provided that such reserves as shall be required by G.A.A.P. shall have been made therefor. Borrower and all non-individual Guarantors shall deliver to Bank, within 30 days of filing, complete copies of federal and state tax returns, as applicable, together with all schedules thereto, including, without limitation, K-1 statements for all Partnerships and Sub Chapter S Corporations, each of which shall be signed and certified by Borrower or Guarantor to be true and complete copies of such returns. In the event an extension is filed, Borrower and Guarantor, as applicable, shall deliver a copy of the extension within 30 days of filing.

5.04. Access to Properties, Books and Records. At Borrower’s expense, permit any of the officers, employees or representatives of the Bank to visit, inspect, and if deemed necessary by Bank, test for any violation of any environmental, health, or safety law, any of the properties of the Borrower and to examine Borrower’s books and records and make extracts therefrom and discuss the affairs, finances, and accounts of the Borrower with representatives thereof, during normal business hours, and as often as the Bank may request.

5.05. Maintenance of Existence. If the Borrower is a non-individual, preserve and maintain its existence and good standing in the jurisdiction of its formation, and qualify, and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

5.06. Maintenance of Records. Keep adequate records and books of account, in which complete entries were made in accordance with G.A.A.P., reflecting all financial transactions of the Borrower.

5.07. Maintenance of Properties. Maintain, keep, and preserve all of Borrower’s properties necessary or useful in the proper conduct of Borrower’s business in good working order and condition, ordinary wear and tear excepted.

5.08. Insurance. Keep all insurable property, real and personal, now owned or hereafter acquired, insured at all times against loss or damage by fire and risks and other hazards of the kinds customarily insured against and in the amounts acceptable to the Bank; all such insurance shall be under valid and enforceable policies issued by insurers of recognized responsibility not unacceptable to the Bank; and, promptly from time to time upon request of the Bank, deliver to the Bank a summary schedule indicating all insurance then in effect. Such insurance shall (i) name the Bank as an insured party thereunder (without any representation or warranty by or obligation upon the Bank) and shall contain a standard lender loss payee clause making losses payable to the Bank, and (ii) provide that at least twenty (20) days’ prior written notice of cancellation or of lapse shall be given to the Bank by the insurer. The Borrower hereby authorizes and directs any insurer concerned to pay directly to Bank any proceeds (not in excess of the total amount due Bank hereunder) which may be payable under such insurance, including return of unearned premiums, and Bank may, at its option, apply such proceeds to the replacement of the secured property or to any indebtedness of Borrower to Bank. In the event of any loss or damage to any secured property, the Borrower shall immediately notify the Bank thereof in writing and the Bank may file a proof of loss under such policy of insurance.

5.09. ERISA. Comply with the Employee Retirement Income Security Act of 1974 (“ERISA”). The Borrower shall notify the Bank in writing of (i) any action to terminate, or withdraw from, any pension plan covering the employees of the Borrower and (ii) any “reportable event” (as defined in ERISA) involving any such plan. The notice shall be given as soon as possible, but in no event later than thirty (30) days after such action or event and will include copies of all relevant documents relating to such action or event.

5.10. Future Condition. Notify the Bank, in writing, immediately of (i) the institution of any litigation; (ii) the commencement of any administrative proceedings; or (iii) the happening of any event which would materially adversely affect the business operations or financial condition of the Borrower, any Subsidiary, or any Guarantor.

5.11. Reimbursement for Certain Expenses. Pay or reimburse the Bank upon demand and save the Bank harmless against liability for the payment of all reasonable out-of-pocket expenses, including without limitation attorney fees and costs, appraisal fees, audit fees, title search fees, environmental audit fees, and any broker fees, incurred by the Bank before or after any judgment (i) arising in connection with the development, preparation, execution and performance of this Agreement, any other Loan Document, and all related transactions, (ii) relating to any requested amendments, waivers, or consents pursuant to the provisions hereof or thereof, (iii) arising out of or in connection with any action (including but not limited to any negotiations) or proceeding (including but not limited to any action or proceeding arising in or related to any insolvency, bankruptcy, or reorganization involving or affecting the Borrower or any Guarantor) taken to protect, enforce, determine or assert any right or remedy under this Agreement or any Loan Document or in any collateral securing any Obligation, or (iv) resulting from or arising out of or in connection with the administration of this Loan or the breach of any representation or warranty of the Borrower or any Guarantor of the Borrower made herein or in any other Loan Document.

5.12. Other Information. From time to time furnish such further information regarding the business, affairs, and financial condition of the Borrower or any Subsidiary or Guarantor as the Bank may reasonably request.

5.13. Financial Information - Individual Guarantors. Within one hundred twenty (120) days after the end of each calendar year, cause to be furnished to the Bank (i) current personal financial statements of all individual Guarantors of the Borrower on the Bank’s form and (ii) signed copies of all federal, state, and local tax returns filed by all individual Guarantors for the prior year.

5.14. Other Obligations. Maintain all obligations of the Borrower in whatsoever manner incurred, including but not limited to obligations for borrowed money or for services or goods purchased by the Borrower, in a current status.

5.15. Patents. Preserve and protect the Borrower’s patents, franchises, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights used or useful in the conduct of the Borrower’s business.

6. NEGATIVE COVENANTS OF BORROWER. In addition to the covenants contained in the Loan Documents, Borrower hereby covenants and agrees that, so long as any part of the Loan is outstanding, the Borrower shall not, except as Bank may otherwise agree in writing:

6.01. Limitation on Indebtedness. Incur any indebtedness except indebtedness owing to the Bank, trade indebtedness or current indebtedness for salary and wages arising out of the ordinary course of business; guarantee or otherwise become liable, directly or indirectly, for the indebtedness or obligations of any other party; make any loans or advances or otherwise create, permit, or suffer the creation of any liens, security interests or any other encumbrances on any of its property, real or personal, except liens, security interests or encumbrances in favor of the Bank or existing on the date hereof and reported to the Bank.

6.02. Transfer of Assets. Sell, transfer or assign any assets, whether now owned or hereafter acquired, except in the ordinary course of business for value received.

6.03. Dividends. If the Borrower is not an individual, declare or pay any distribution, except for (i) dividends payable solely in stock and (ii) cash dividends paid to the Borrower by its Subsidiary.

6.04. Change of Name. Change its name.

6.05. Management and Ownership. Make any significant change in its management without prior written notification to the Bank of at least thirty (30) days, or make or suffer a change in ownership that effectively changes control of Borrower or Guarantor from current ownership.

6.06. Leases. Create, incur, assume or suffer to exist any lease obligation other than lease obligations incurred in the ordinary course of business of the Borrower.

6.07. Retirement of Outstanding Stock. If the Borrower is a corporation, purchase, redeem or retire any shares of the capital stock of the Borrower or if Borrower is a partnership, any capital account of any partner of such partnership.

6.08. Affiliations. Establish any partnership, Subsidiary, corporation, joint venture or other form of business combination.

6.09. Transactions with Affiliates. Enter into any transaction including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any person, firm or corporation affiliated with the Borrower, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s business and upon fair and reasonable terms no less favorable to the Borrower as would be obtained in a comparable arm’s length transaction with any person, firm or corporation not affiliated with the Borrower.

6.10. Sale and Leaseback. Sell, transfer or otherwise dispose of any real or personal property and thereafter directly or indirectly leaseback the same or similar property.

6.11. Changes In Form. (i) Transfer or dispose of substantially all of its assets, (ii) acquire substantially all of the assets of any other entity, (iii) do business under or otherwise use any name other than its true name, (iv) make any material change in its business, structure, purposes or operations, (v) merge or consolidate with or into any other person, firm or corporation, or permit any other person, firm, or corporation to merge with or into it, or (v) acquire stock or other equity interest of another entity. If the Borrower or any Subsidiary is not an individual, (i) participate in any merger, consolidation or other absorption or (ii) make, terminate or permit to be revoked any election pursuant to Subchapter S of the Internal Revenue Code.

6.12. Anti-Terrorism Laws. (i)Conduct any business or engage in any transaction or dealing with any Blocked Person, including the making of or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act. The Borrower and each of its Subsidiaries shall deliver to the Bank any certification or other evidence requested from time to time by the Bank in its sole discretion, confirming the Borrower’s compliance herewith.

7. REMEDIES. Upon the occurrence of a default under the Note, this Agreement, or any other Loan Document by any Obligor, the Bank may at any time thereafter at Bank’s option without demand or notice to any Obligor terminate the Commitment and accelerate the maturity of any or all Obligations; whereupon such accelerated Obligations shall be immediately due and payable; provided, however, if the default is based upon a bankruptcy or insolvency proceeding commenced by or against any Obligor, the Commitment shall terminate and all Obligations shall automatically and immediately be due and payable, and the Bank may also and without demand or notice as to any Obligor exercise its right of set off and any other rights or remedies granted in any of the Loan Documents or under applicable law against any Obligor, all of which remedies shall be cumulative. No delay or failure by Bank in exercising any of its rights or remedies hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or future exercise of any other right or remedy.

8. TERMINATION. The Commitment may be terminated at any time upon notice mailed by the Bank to the Borrower at the address set forth above. Notice of termination shall end the obligation of the Bank under this Agreement to make any further advances to or for the benefit of the Borrower, but such notice of termination shall not in any way affect or diminish the obligations of the Borrower to repay any or all of the Loans.

9. MISCELLANEOUS.

9.01. Modifications. Modifications, waivers or amendments of or to the provisions of this Agreement or any other Loan Document shall be effective only if set forth in a written instrument signed by the party against whom same is sought to be enforced. Borrower acknowledges that with respect to this Agreement and its terms, Borrower is neither authorized nor entitled to rely on any representations, course of dealing, modifications or assurances in any form as to any subject from any officer of the Bank unless and until such representations, modifications, course of dealing, or assurances are set forth in writing and signed by an authorized officer of the Bank.

9.02. Binding Nature; Survival; Joint and Several Obligations. The rights and privileges of the Bank contained in this Agreement shall inure to the benefit of its successors and assigns, and the duties of the Borrower shall bind all heirs, personal representatives, successors and assigns. All agreements, representations, warranties and covenants made by the Borrower herein or in any of the other Loan Documents shall survive the execution and delivery of this Agreement and all other documents referred to herein and shall be continuing as long as any portion of any indebtedness owed to the Bank hereunder shall remain outstanding and unpaid, whether or not a judgment has been entered in relation to the Obligations. If more than one Borrower shall sign this Agreement, then this Agreement shall be the joint and several obligation of each such Borrower and each Borrower shall be deemed to have made the promises, representations and warranties herein set forth.

9.03. Governing Law. This Agreement and all of the Loan Documents shall in all respects be governed by the laws of the Commonwealth of Pennsylvania and construed as if drafted equally by all parties hereto. Time of performance hereunder is of the essence of this Agreement

9.04. Severability. If any provision hereof shall for any reason be held invalid or unenforceable, no other provision shall be affected thereby, and this Agreement shall be construed as if the invalid or unenforceable provision had never been a part of it. The descriptive headings hereof are for convenience only and shall not in any way affect the meaning or construction of any provision hereof.

9.05. Venue and Exclusive Jurisdiction. Each undersigned party irrevocably consents to the exclusive jurisdiction of the Court of Common Pleas of Philadelphia County, Pennsylvania or the United States District Court for the Eastern District of Pennsylvania in any legal proceeding involving, directly or indirectly, any matter arising out of or related to this Agreement, the Note, any other Loan Document or any relationship evidenced hereby or thereby, including but not limited to collection and enforcement. Each undersigned party hereby waives any objection based upon lack of personal jurisdiction or improper venue. Each undersigned party hereby waives personal service of the summons, complaint and any other process issued in any such action or suit and agrees that service of such summons, complaint, and any other process may be made by registered or certified mail, postage prepaid, addressed to the Borrower at the address set forth above and that service so made shall be deemed completed upon the providing of notice in accordance with Paragraph 9.08 below. Nothing in this Agreement shall be deemed or operate to affect the rights of the Bank to serve legal process or to bring any action permitted by law against any Obligor or involving any Collateral in the appropriate court of any other appropriate jurisdiction or forum.

9.06. Continuing Obligation. If any claim is ever made upon the Bank for the repayment or return of any money or property received by the Bank from any Obligor in payment of the Loan, and the Bank repays or returns all or part of said money or property by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Bank or any of its property or (ii) any settlement or compromise of any such claim accomplished by Bank with such claimant, then in such event the Borrower agrees that any such judgment, decree, settlement or compromise shall be binding upon Borrower, notwithstanding any termination hereof or the cancellation of any note or other instrument evidencing any liability to the Bank, and the Borrower shall be and shall remain liable to the Bank hereunder for the amount so repaid or the value of the property returned to the same extent as if such had never originally been received by the Bank. The Borrower agrees that the Bank shall have no duty or affirmative obligation to defend against such claim and may object to or pay such claim in its sole discretion without impairing or relinquishing the obligations of the Borrower hereunder. This provision shall survive the termination of this Agreement.

9.07. Assignment and Participation. This Agreement may not be assigned by the Borrower. This Agreement, or all or any portion of the indebtedness evidenced hereby, may be assigned, or participations therein sold, by the Bank in whole or in part. The Borrower hereby authorizes the Bank to disclose (or ratifies any disclosures by the Bank) of any and all information regarding the Borrower that the Bank may from time to time possess to any financial institution and to any accountants, appraisers, or other third parties acting on behalf of such institution, to which the Bank seeks to sell, or has sold, a participation interest in the financial accommodations made or to be made by the Bank to the Borrower hereunder. The foregoing is not to be understood as a limitation upon any other right or duty the Bank may have to make any disclosure to anyone.

9.08. Notices. All notices or other communications given to or made upon any party hereto in connection with this Agreement or any Loan Document shall, except as herein or therein otherwise expressly provided, be in writing and sent by (i) first-class mail, postage prepaid, (ii) overnight courier, or (iii) hand delivery, addressed to the Bank or the Borrower, as the case may be, at the address set forth above, or at such other address as shall be designated in the latest written notice signed by a representative of the Bank or the Borrower and delivered in accordance with the provisions hereof. All such properly given notices or other communications shall be effective when received.

9.09. Prior Understandings. This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein or therein.

9.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

9.11. Patriot Act Notice. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For purposes hereof, account shall be understood to include loan accounts.

10. WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. The Borrower irrevocably waives, and the Bank by its acceptance hereof thereby waives, any right or claim to a trial by jury in any legal proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract, or otherwise) in any way arising out of or related to this Agreement or any Loan Document. The Borrower represents and warrants that no representative or agent of the Bank has represented, expressly or otherwise, that the Bank will not, in the event of litigation, seek to enforce this jury trial waiver. The Borrower further agrees and waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. This provision is a material inducement for the Bank to provide the financial accommodations evidenced hereby.

11. CONFESSION OF JUDGMENT. Borrower hereby irrevocably authorizes and empowers the prothonotary or clerk or any attorney of any court of record to waive the issuance and service of process and to appear for and confess judgment therein against Borrower and in favor of Bank or any subsequent holder hereof at any time, whether or not the indebtedness evidenced hereby has matured (by acceleration or otherwise), for the full amount of all Obligations due or that may become due, including but not limited to late charges and interest accrued at the rate provided herein. Such confession shall be with all costs of suit and an attorneys’ commission in an amount equal to all attorneys’ fees incurred but in no event less than the greater of ten percent (10%) of the full amount confessed hereunder or $1,000. Although Borrower agrees that the confession may include the amounts of the attorneys’ commission specified in the preceding sentence, Borrower reserves the right only to contest the collection by Bank of any unreasonable attorneys’ fees. The authority and power to appear for and confess judgment against Borrower shall not be exhausted by the initial exercise thereof and the same may be exercised from time to time, as often as Bank shall deem necessary and desirable, and a copy of this Agreement shall be sufficient warrant. Bank may, in its sole discretion, exercise the authority contained herein against Borrower. Such confession shall be with or without declaration or complaint filed, with release of errors, without stay of execution, and Borrower waives the right of inquisition on any real estate levied upon pursuant to the provisions hereof, and does hereby voluntarily condemn same and authorizes the prothonotary to enter upon the writ of execution a voluntary condemnation, and further agrees that the real estate may be sold on a writ of execution with a waiver and release of all relief from all appraisement, stay or exemption laws or rules of court, now in force or hereafter enacted or adopted.

(b) In granting the above warrant of attorney to confess judgment, the Borrower hereby knowingly, intentionally, and voluntarily waives any and all constitutional rights the Borrower has or may have either upon the confession of judgment against the Borrower or (after the maturity of the indebtedness evidenced hereby) upon execution process thereon, by garnishment or otherwise, against property of the Borrower to: (i) prior notice; (ii) a prior judicial proceeding; (iii) prior review by an authorized public official; and (iv) the prior opportunity to raise a defense, setoff, or counterclaim. The Borrower expressly waives such rights as an explicit and material part of the consideration hereof.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this under seal the day and year first above written.

(SIGNATURES ON FOLLOWING PAGE)

BORROWER: Autosource Enterprises, Inc.

Signature
Boris Zelen, Owner

STATE OF PENNSYLVANIA	)
)
COUNTY OF	)

Sworn to and subscribed before me by

                    , who is either known to me or has provided proof of identification this     day of             , 2012.

NOTARY SEAL

Signature of Notary Public

My commission expires:

BANK: Avangard Auto Finance, Inc.

Signature	/s/ Alan Gulko
Alan Gulko, President